                                                                      Exhibit 21



                     SUBSIDIARIES OF LONE STAR TECHNOLOGIES, INC.


     I.   Environmental Holdings, Inc.

          A.   Zinkanada, Inc.
          B.   Zinklahoma, Inc.

     II.  Lone Star Steel Company

          A.   Lone Star Logistics, Inc.
          B.   Lone Star Steel International, Inc.
          C.   Lone Star Steel Sales Company
          D.   Rotac, Inc.
          E.   T & N Lone Star Warehouse Company
          F.   Texas & Northern Railway Company